Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sciele Pharma, Inc.

 Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 22, 2007, covering the years ended December 31, 2006 and 2005, relating to the consolidated financial statements, the effectiveness of Sciele Pharma, Inc.’s internal control over financial reporting, and schedules of Sciele Pharma, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Atlanta, Georgia

July 31, 2007